Exhibit 10.87






                               HTCC CONSULTING RT.

                       HUNGARIAN TELEPHONE AND CABLE CORP.

                         POSTABANK ES TAKAREKPENZTAR RT.

          [RELEVANT SUBSIDIARY OF HUNGARIAN TELEPHONE AND CABLE CORP.]

                           ABN AMRO (MAGYARORSZAG) RT.








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                               SECURITY AGREEMENT


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THIS SECURITY AGREEMENT ("Security Agreement") is made on October
15, 1996

between

(1) HUNGARIAN TELEPHONE AND CABLE CORP. ("HTCC USA") having its registered office at 1126 Budapest, Kiralyhago u. 2;


(2) HTCC CONSULTING RT. ("HTCC Consulting") having its registered office at 1126 Budapest, Kiralyhago u. 2;

         ((1) and (2) together the "DEPOSITORS" and any one of them a "DEPOSITOR")

(3) POSTABANK ES TAKAREKPENZTAR RT. having its registered office at 1132 Budapest, Vaci ut 48 (the "BANK" or "LENDER"),

(4)      [Relevant subsidiary of Hungarian Telephone and Cable Corp.]
         (the "BORROWER")

(5) ABN AMRO (MAGYARORSZAG) RT. having its registered office at H-1126 Budapest, Nagy Jeno u 12 (the "ESCROW AGENT")

         (the Depositors, the Borrower, the Escrow Agent and the Bank are hereinafter together referred to as the "PARTIES").


                                                       WHEREAS:

         (i) The Bank has issued a commitment letter dated September 30, 1996 which was amended the same day (the "COMMITMENT LETTER") in which the Bank irrevocably stated and confirmed that it would finance the telecommunication development of the Borrower, directly on one hand, and according to the terms and conditions of the Commitment Letter, with the cooperation of enterprises jointly appointed by Fazis Rt. and the Bank on the other, and the Bank shall accept full responsibility for the provision of the facility;

         (ii) Based on the Commitment Letter, the Multi Currency Credit Facility Agreement was executed by the parties and the Borrower has entered into the Borrower's Individual Loan Agreement with the Bank;

         (iii) As security for the Borrower's Individual Loan Agreement, the Parties have agreed to enter into various security arrangements, i.e a Pledge Agreement with the Borrower securing the Loan and this Security Agreement;



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                       NOW IT IS HEREBY AGREED AS FOLLOWS:


                                1 INTERPRETATION

         Terms defined in the Borrower's Individual Loan Agreement shall have the same meanings in this Security Agreement save as otherwise provided herein.

         In this Security Agreement:

         "BORROWER'S INDIVIDUAL LOAN AGREEMENT" means the individual loan agreement the Borrower has entered into between the Bank as lender, the Borrower as borrower and HTCC USA as guarantor;

         "CIVIL CODE"  means the Act No. IV of 1959 as amended;

         "MULTI CURRENCY CREDIT FACILITY AGREEMENT" means the credit facility agreement made between Hungarotel Rt., Papatel Rt., KNC Rt., Raba-Com Rt., and HTCC Consulting Rt. as borrowers, Postabank es Takarekpenztar Rt. as Lender and Hungarian Telephone and Cable Corp. as guarantor, effective as of October 15, 1996;

         "OUTSTANDING OBLIGATIONS" means collectively, all moneys and liabilities in the currency in which such moneys and liabilities are expressed to be payable which are now or may at any time hereafter be due, owing or incurred and which remain outstanding from any of the obligations incurred under the Borrower's Individual Loan Agreement to the Bank;

         "SECURITY"  means the security created by this Agreement;

         "DEPOSITED SECURITIES" means the shares set out in column headed "Total No. of Shares deposited with Escrow Agent" opposite the name of the Borrower in Schedule 1 to this Security Agreement ("deposited security" has the meaning set out in Section 270 and 271 of the Civil Code).

         "PLEDGED GOODS" means all movable and immovable assets owned by the Depositors (i) which were acquired and/or furnished by the Depositors under the previous credit facilities borrowed by the Depositor which are to be repaid by the proceeds of the Borrower's Individual Loan Agreement and (ii) which are or will be acquired and/or furnished by using the Loan borrowed under the Borrower's Individual Loan Agreement.

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                          2 EXISTING PLEDGE AGREEMENTS

         2.1 All ordinary registered shares in the Borrower owned by HTCC USA are currently pledged in favor of Matav Rt [Relevant only to three of Hungarian Telephone and Cable



                  Corp.'s subsidiaries] for securing its claim under a security agreement dated ________ between Matav Rt, HTCC USA and various third parties. The loan to Matav Rt will be repaid by the Borrower with the funds it receives from the Bank, at which time the shares pledged to Matav Rt will be released. Upon their release, these shares shall be deposted at the Escrow Agent and be included in the Security created by this Security Agreement.


                           3 DEPOSITING THE SECURITIES

         3.1 Upon repayment of the loan to Matav Rt referred to above in Clause 2.1, the Deposited Securities will be deposited at the Escrow Agent and for the benefit of the Lender subject to the terms of this Agreement. The Deposited Securities guarantee the Outstanding Obligations of the Borrower under the Borrower's Individual Loan Agreement.

         3.2 The certificate of deposit is contained in Schedule 2 to this Agreement. The declaration on delivery and handling of the Deposited Securities is contained in Schedule 3 to this Agreement.

         3.3 The Depositors shall deposit the Deposited Securities with a blank endorsement.


                            4 ENFORCING THE SECURITY

         4.1 Upon the occurrence of an Event of Default and the expiry of the notice period defined in Clause 8.2 of the Borrower's Individual Loan Agreement, and in the absence of waiver or any new agreement, the Bank may, during a period of 90 days, solicit offers for the Deposited Securities.

         4.2 If, at the end of the 90 day period, the Bank has received a bona fide offer in writing which includes a conditional agreement in respect of the Pledged Goods and which

                  (i) is backed with a bank guarantee from a bank independent of the Lender; or
                  (ii) is backed with an unconditional irrevocable guarantee from a company rated A by both Standard & Poors and Moodys; or
                  (iii) is from a third party which itself is a company rated A by both Standard & Poors and Moodys;

                  (the "Offer"), it will notify the Depositors of all details of the Offer and the Depositors have 15 business days in which to match the Offer in order to retain its

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                  ownership of the  Deposited  Securities.  For the avoidance of
                  doubt,   matching   the  Offer   means   matching   the  total
                  consideration included in the Offer, including any repayment of debt or increase in capital offered by the offeror. If the Depositors cannot match the Offer within the 15 business day period, the Bank is free to accept the Offer.

         4.3 If, at the end of the 90 day period, the Bank has received no Offers, the Depositors will have a further 90 day period to solicit offers for the Deposited Securities. If the Depositors receive a bona fide offer in writing which includes a conditional agreement in respect of the Pledged Goods and which

                  (i) is backed with a bank guarantee from a bank independent of the Lender; or
                  (ii) is backed with an unconditional irrevocable guarantee from a company rated A by both Standard & Poors and Moodys; or
                  (iii) is from a third party which itself is a company rated A by both Standard & Poors and Moodys;

                  (the "Depositors' Offer"), they will notify the Bank thereof. The Bank will have 15 business days to accept the Depositors' Offer.

         4.4 If the Depositors receive no offers by the end of this further 90 day period, or the Bank does not accept the offer, the Bank may purchase 50% of the Deposited Securities for a price of 1 HUF per Share.

         4.5      The Parties agrees that:

         4.5.1 if the net proceeds from the sale of the Deposited Securities are greater than the Outstanding Obligations, the balance will be returned to the Borrower or HTCC USA, as the case may be;

         4.5.2 if the net proceeds from the sale of the Deposited Securities are less than the Outstanding Obligations, the amount of the shortfall will remain Outstanding Obligations of the Borrower.


           5  DIVIDENDS AND VOTING RIGHTS OF THE DEPOSITED SECURITIES

         5.1 The Parties agree that all dividends from and voting rights attaching to the Deposited Securities shall belong to the Depositors. The Escrow Agent shall not be responsible in any way for the handling of the dividends.


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                                  6 WARRANTIES

         6.1 The Depositors each warrant that it is the owner of the Deposited Securities and that no third person has any rights to them subject to the full repayment of the loan granted by Citicorp North America Inc.

         6.2      Each Depositor assumes the obligation:

                  (a) not to sell the Deposited Securities or any interest relating to the same, in particular, without limitation, it shall not sell, or otherwise transfer or encumber under any title the Deposited Securities; however this does not affect the right of the Depositor to cede such secondary security rights to a third person which do not affect the Bank's primary security right in any manner and which do not limit any right due to the Bank under this Agreement;

                  (b) to refrain from any action or omission, whose purpose or result may bring about the cancellation of the Deposited Securities or permanently reduce their value;

                  (c) to ensure that the Company enters in the register of shares that the Depositor has granted security over the Deposited Securities;

                  (d) to use its best endeavours, to carry out, or to cause to be carried out, all actions which are necessary or advised for the effective establishment of the Security and which make it possible for the Bank to exercise all of its rights relating to the Deposited Securities under this Agreement.


  7  PROVISIONS RELATING TO THE RELEASE OF THE DEPOSITED SECURITIES

         7.1 If the Borrower or HTCC USA, as the case may be, complies with all of its payment obligations due to the Bank under the Borrower's Individual Loan Agreement, the Bank shall release all the Deposited Securities to the Depositors and this Security Agreement shall cease to exist.

         7.2 The Bank and the Escrow Agent acknowledge that Andrew Nicholson shall be the authorised person to take delivery of the Deposited Securities on behalf of the Depositors, until the Bank and the Escrow Agent are notified otherwise by the Depositors.



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                              8 COSTS AND EXPENSES

         8.1 The Parties agree that any costs incurred in connection with this Agreement shall be born by the Depositors.


                        9 LEGAL DISPUTE AND GOVERNING LAW

         9.1      LEGAL DISPUTES

                  The Parties shall attempt to resolve all disputes pertaining to this Agreement through mutual consent, and in case of the failure of such attempts the Permanent Arbitration Court attached to the Hungarian Chamber of Commerce and Industry will be assigned exclusively to deal with the issue.

         9.2      GOVERNING LAW AND LANGUAGE

                  This agreement will be governed by the laws of the Republic of Hungary. This agreement is executed in Hungarian and English and the Hungarian version will prevail in the event of any discrepancies.


                          10 LIABILITY OF ESCROW AGENT

         10.1 The parties agree that the Escrow Agent will hold the Deposited Securities on deposit on the terms set out in this Security Agreement. The Escrow Agent will return the Deposited Securities to the person named in clause
                  7.2 upon delivery to it of a request for the Deposited Securities from the Depositors, accompanied by a letter from the Bank confirming that (i) all existing payment obligations due to the Bank from the Borrower have been met or (ii) that the Bank does not object to the Deposited Securities being returned to the Depositors.

         10.2 The Bank, the Depositors and the Borrower agree to indemnify the Escrow Agent from and against any losses which may arise in connection with this Security Agreement, except where such loss or damage results from the negligence or wilful default of the Escrow Agent.


                                11 MISCELLANEOUS

         11.1     EFFECTIVENESS

                  This Agreement shall come into effect upon the authorized signing by the Parties and receipt of the approval of the Minister of Transport, Telecommunications and Water to the pledge of the Deposited Securities and also subject to the approval of Tele Denmark and the Danish Investment

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                  Fund for Central and Eastern  Europe  [with  respect to two of
                  Hungarian Telephone and Cable Corp.'s subsidiaries], and the full payment of Matav.

         11.2     COMMUNICATIONS AND NOTICES

                  Each communication and notice to be made hereunder shall be made in writing and, unless otherwise stated, shall be made by fax, and confirmed by letter to the following addresses and fax numbers:

                  (1)      [Relevant subsidiary of Hungarian Telephone and
                           Cable Corp.]

                  (2) Kelet-Nograd Com. Tavkozlesi es Telekommunikacios Magyar-Amerikai Koncesszios Rt. 3100 Salgotarjan, Munkasotthon ter 1.
                           To the attention of: Andrew Nicholson Fax number:
                           202 4778

                  (3)      HTCC Consulting Rt., 1126 Budapest, Kiralyhago u.
                           2. To the attention of: Andrew Nicholson Fax number: 202 4778

                  (4) Hungarian Telephone and Cable Corp., 1126 Budapest, Kiralyhago u. 2. To the attention of: Andrew Nicholson Fax number: 202 4778

                  (5)      ABN AMRO (Magyarorszag) Rt. H-1126 Budapest, Nagy
                           Jeno u 12.  To the attention of: [                ]
                           Fax number: [                     ]
                           All communication shall be copied to Peter Lakatos, fax: 268-1610

         11.3     LANGUAGE

                  Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.


         11.4     COPIES

                  This Agreement is signed in 8 original copies.


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AS  WITNESS  the hands of the duly  authorized  representatives  of the  parties hereto the day and year first before written.


                            [Duly Executed by all of
the Parties]